                                                                     EXHIBIT 4.3
                                                                     -----------
                                AMENDMENT NO. 3
                                       TO
                                RIGHTS AGREEMENT


          THIS AMENDMENT NO. 3 TO RIGHTS AGREEMENT (this "Amendment") is entered
                                                          ---------
into as of November 23, 1998, between HOST MARRIOTT CORPORATION (the "Company"),
                                                                      -------
and THE BANK OF NEW YORK (the "Rights Agent").
                               ------------

          WHEREAS, the Company and the Rights Agent are party to a Rights Agreement, dated as of February 3, 1989 (as amended by the Amendment No. 1 to Rights Agreement, dated as of October 8, 1993, and the Amendment No. 2 to Rights Agreement, dated as of November 3, 1998, the "Rights Agreement");
                                              ----------------

          WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement on the terms and conditions hereinafter set forth; and

          WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1.  Certain Definitions.  Section 1 of the Rights Agreement is amended
              -------------------
as follows:

          (A) by adding the following sentence at the end of subsection 1(f) thereof:
          "Notwithstanding anything contained in this Section 1(f), neither HMC, Host LP nor any of their Affiliates or Associates shall be deemed to be the Beneficial Owner of, nor to beneficially own, any of the Common Stock solely by virtue of the approval, execution or delivery of the REIT Merger Agreement or the consummation of the REIT Merger or any of the other transactions contemplated by the REIT Merger Agreement."

          (B) by adding the following new subsections after the existing subsection 1(qq):

               "(rr) "HMC" shall mean HMC Merger Corporation, a Maryland corporation and wholly owned subsidiary of the Company.

               (ss) "Host LP" shall mean Host Marriott, L.P., a Delaware limited partnership and wholly owned subsidiary of the Company.
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               (tt) "REIT Conversion" shall mean the proposed conversion of the
          Company into a real estate investment trust.

               (uu) "REIT Merger" shall mean the merger of the Company with and into HMC pursuant to the REIT Merger Agreement.

               (vv) "REIT Merger Agreement" shall mean the Agreement and Plan of Merger by and among the Company, HMC and Host LP, to be executed in connection with the REIT Conversion.

               (ww) "Surviving Corporation" shall mean HMC, as the surviving corporation of the REIT Merger.

               (xx) "HMC Rights Agreement" shall mean a Rights Agreement by and between HMC and the Rights Agent, or another rights agent, to be implemented prior to the REIT Conversion."

          2.  Conversion Upon REIT Merger; Merger with HMC.  The Rights
              ---------------------------------------------
Agreement is amended by inserting the following Sections 34 and 35 immediately after the existing Section 33 of the Rights Agreement:

          "Section 34.  Conversion Upon REIT Merger"
           ----------------------------------------

          In connection with the REIT Conversion, each Right shall be converted, as of the effective time of the REIT Merger, into one preferred stock purchase right of the Surviving Corporation, issued pursuant to, and subject to the terms and conditions of, the HMC Rights Agreement, the terms of which shall be in substantially the same form as shall have been reviewed by the Board of Directors of the Company prior to the execution of this Amendment, together with such changes, additions and/or deletions as the appropriate officers of the Surviving Corporation determine to be necessary and appropriate (such determination to be conclusively, but not exclusively, evidenced by the execution and delivery of the HMC Rights Agreement of the Surviving Corporation by such officer(s)). The Company shall cause HMC to enter into the HMC Rights Agreement prior to the consummation of the REIT Merger.

          Section 35.  Merger with HMC.
          ----------------------------

          Notwithstanding anything contained in this Agreement to the contrary, none of the approval, execution or delivery of the REIT Merger Agreement or the consummation of the REIT Merger or any of the other transactions contemplated by the REIT Merger Agreement shall cause (i) HMC, Host LP or any of their Affiliates or Associates to be deemed an Acquiring Person, (ii) a Stock Acquisition Date to occur, (iii) a Distribution Date to occur, or (iv) a Triggering Event to occur."

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          3.  Benefits.  Nothing in the Rights Agreement, as amended by this
              --------
Amendment, shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

          4.  Descriptive Headings.  Descriptive headings of the several
              --------------------
Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          5.  Governing Law.  This Amendment shall be deemed to be a contract
              -------------
made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State.

          6.  Other Terms Unchanged.  The Rights Agreement, as amended by this
              ---------------------
Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Rights Agreement after the date first set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment.

          7.  Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                    HOST MARRIOTT CORPORATION


By: /s/ Susan E. Wallace                   By:  /s/ Christopher G. Townsend
   --------------------------                    ------------------------------
   Name:  Susan E. Wallace                       Name:  Christopher G. Townsend
   Title: Assistant Corporate Secretary          Title: Senior Vice President,
                                                 General Counsel and
                                                 Corporate Secretary



Attest:                                     THE BANK OF NEW YORK


By: /s/ Karol Mantz                          By: /s/ Ralph Chianese
   ---------------------------                 ----------------------------
   Name:  Karol Mantz                          Name:  Ralph Chianese
   Title: Vice President                       Title: Vice President

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